UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 15, 2019
___________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

___________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2225 Lawson Lane
Santa Clara, California 95054
(408) 501-8550
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	NOW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2019 (the “Prior 8-K”), the Board of Directors (the “Board”) of ServiceNow, Inc. (“ServiceNow” or the “Company”) approved an offer to William R. “Bill” McDermott to become the Company’s President and Chief Executive Officer, effective on or before January 1, 2020, and John J. Donahoe notified the Company of his decision to resign from his position as the Company’s President and Chief Executive Officer, effective on or before December 31, 2019. On November 15, 2019, the Board appointed Mr. McDermott as the President and Chief Executive Officer, effective as of the close of business on November 15, 2019 (the “Effective Date”), and determined Mr. Donahoe’s effective resignation date as President and Chief Executive Officer to be November 18, 2019 (the “Position Resignation Effective Date”). Following the Position Resignation Effective Date, as previously disclosed, Mr. Donahoe shall remain employed with the Company through December 31, 2019 and will continue to serve the Company as a member of the Board through the remainder of his current term.

In connection with Mr. McDermott’s early commencement of employment with the Company on the Effective Date (and the early termination of his employment with SAP SE (“SAP”)), the Board approved an aggregate cash payment of approximately $1.6 million to Mr. McDermott as compensation for benefits Mr. McDermott is foregoing by leaving his employment with SAP prior to December 31, 2019.

Additionally, on November 15, 2019, the Board appointed Gina Mastantuono, age 49, as the Company’s Chief Financial Officer, effective January 13, 2020. Ms. Mastantuono has served as Executive Vice President and Chief Financial Officer of Ingram Micro Inc., a provider of global technology and supply chain services since December 2016 and as its Executive Vice President, Finance from April 2013 to December 2016. From June 2007 to April 2013, Ms. Mastantuono served as Senior Vice President, Chief Accounting Officer, Controller and International Chief Financial Officer of Revlon, Inc., a cosmetics, skin care, fragrance and personal care company. Ms. Mastantuono holds a B.S. degree in Accounting and Business Administration from the State University of New York at Albany.

There are no arrangements or understandings between Ms. Mastantuono and any other persons, pursuant to which she was appointed as Chief Financial Officer. There are no family relationships among any of the Company’s directors or executive officers and Ms. Mastantuono. Ms. Mastantuono is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with her appointment as the Chief Financial Officer, Ms. Mastantuono will execute the Company’s standard form of indemnification agreement for officers. The form indemnification agreement was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on February 27, 2015.

In connection with her appointment, Ms. Mastantuono entered into an Employment Agreement dated November 15, 2019 (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Mastantuono will receive an annual base salary of $550,000.00 per year. Ms. Mastantuono is also eligible to participate in the Company’s corporate bonus plan, with a performance-based target of up to 100% of base salary based on performance measures set and being satisfied, as determined by the Compensation Committee of the Board.

Pursuant to the Employment Agreement, Ms. Mastantuono will be granted the following equity awards under the Company’s 2012 Equity Incentive Plan in connection with her employment with the Company:

•
a restricted stock unit award to acquire such number of shares of the Company’s common stock equal to $8,000,000 divided by the average daily closing price of the Company’s common stock for the 20 trading days ending on the third trading day immediately prior to the date of grant (the “New-Hire RSU”) that will vest and settle as to 25% of the New Hire RSU in January 2021, with the remaining New-Hire RSU to vest in equal quarterly installments over the subsequent 12 quarters, subject to Ms. Mastantuono’s continued employment with the Company.

•
an equity award to acquire such number of shares of the Company’s common stock equal to $6,000,000 (the “Fiscal 2020 Equity Award”) at the same time the Company grants its fiscal year 2020 equity awards to other senior executives of the Company. 20% of the Fiscal 2020 Equity Award shall be time-based restricted stock units and will vest and settle in equal quarterly installments over the subsequent 16 quarters following the grant date, subject to Ms. Mastantuono’s continued employment with the Company. 80% of the Fiscal 2020 Equity Award shall be subject to the same performance metrics and vesting schedule as any fiscal year 2020 performance restricted stock units granted to senior executives of the Company, subject to Ms. Mastantuono’s continued employment with the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is incorporated in this Item 5.02 by reference as Exhibit 10.1.

For additional information, see the press release attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

(d)

On November 15, 2019, the Board expanded the size of the Board from ten (10) to eleven (11) members and appointed William R. McDermott, age 58, to serve as a Class II director, effective as of the Effective Date. Mr. McDermott will not serve on any committees of the Board. Mr. McDermott was appointed as a director in connection with his appointment as the Company’s President and Chief Executive Officer. Except for his employment arrangement with the Company, there is no arrangement or understanding between Mr. McDermott and any other person pursuant to which Mr. McDermott was selected as a director. For a description of Mr. McDermott’s employment arrangement, please refer to Item 5.02 of the Prior 8-K, the content of which is incorporated by reference herein. Mr. McDermott will not receive separate compensation for his service as a director.

Except for the indemnification agreement described in the Prior 8-K, Mr. McDermott is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)

The information set forth above under 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	10.1	Employment Agreement dated November 15, 2019 between the Company and Gina Mastantuono.
	99.1	Press Release dated November 18, 2019.
	104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

	By:	/s/ Russell S. Elmer
Russell S. Elmer General Counsel and Secretary

Date: November 18, 2019